Exhibit 10.20






                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                       BESTNET COMMUNICATIONS CORPORATION,
              ONCOLOGIX CORPORATION, JDA MEDICAL TECHNOLOGIES, INC.
                                       AND
            THE PRINCIPAL SHAREHOLDERS AND THE EXECUTIVE SHAREHOLDERS
            (FOR A LIMITED PURPOSE) OF JDA MEDICAL TECHNOLOGIES, INC.

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                                          TABLE OF CONTENTS



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RECITALS............................................................................................1
ARTICLE I THE MERGER................................................................................1
   1.1 The Merger...................................................................................1
   1.2 Effective Time...............................................................................2
   1.3 Effect of the Merger.........................................................................2
   1.4 Articles of Incorporation: Bylaws............................................................2
   1.5 Funding by BESC..............................................................................2
   1.6 Directors and Officers.......................................................................3
   1.7 BESC Shares to Be Issued.....................................................................3
   (a) Conversion of JDA Common Stock...............................................................3
   (b) Restricted Securities........................................................................3
   (c) Cancellation of BESC-Owned and JDA-Owned Stock...............................................4
   (d) JDA Stock Purchase Options or Other Rights...................................................4
   (e) Adjustments to Exchange Ratio................................................................4
   (f) Fractional Shares............................................................................4
   (g) Definitions..................................................................................4
   1.8 Dissenting Shares............................................................................4
   1.9 Surrender of Certificates....................................................................5
   1.9.2 Exchange Procedures........................................................................5
   1.10 Escrow......................................................................................6
   1.11 Performance Release of Shares from Escrow...................................................6
   This phase will be considered completed when the FDA letter granting approval or conditional approval is received.................................................................7
   1.12 Agent of the JDA Stockholders: Power of Attorney............................................8
   1.12.1 Appointment...............................................................................8
   1.12.2 Limitation of Liability...................................................................8
   1.12.3 Acts of Agent Binding.....................................................................9
   1.13 No Further Ownership Rights in JDA Common Stock.............................................9
   1.14 Lost, Stolen or Destroyed Certificates......................................................9
   1.15 Tax Consequences............................................................................9
   1.16 Taking of Necessary Further Action..........................................................9
ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS OF JDA AND THE PRINCIPAL SHAREHOLDERS.........10
   2.1 Disclosures True............................................................................10
   2.2 Organization of JDA.........................................................................10
   2.3 JDA Capital Structure.......................................................................10
   2.4 Subsidiaries................................................................................11
   2.5 Authority...................................................................................11
   2.6 Historical Operations of JDA................................................................11
   2.7 JDA Financial Statements....................................................................11
   2.8 No Undisclosed Liabilities..................................................................12
   2.9 No Changes..................................................................................12
   2.10 Tax and Other Returns and Reports..........................................................13
   2.11 Restrictions on Business Activities........................................................14
   2.12 Title to Properties: No Liens or Encumbrances: Condition of Equipment......................15
   2.13 Intellectual Property......................................................................15
   2.13.1 Rights...................................................................................15

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   2.13.2 Commercial Software Rights...............................................................17
   2.14 Agreements, Contracts and Commitments......................................................17
   2.15 Interested Party Transactions..............................................................19
   2.16 Governmental Authorization.................................................................19
   2.17 Litigation.................................................................................19
   2.18 Accounts Receivable........................................................................19
   2.19 Minute Books...............................................................................20
   2.20 Environmental and OSHA.....................................................................20
   2.20.1 Hazardous Material.......................................................................20
   2.20.2 Hazardous Materials Activities...........................................................20
   2.20.3 Permits..................................................................................20
   2.21 Brokers' and Finders' Fees.................................................................21
   2.22 Labor Matters..............................................................................21
   2.23 Insurance..................................................................................21
   2.24 Compliance with Laws.......................................................................21
   2.25 Complete Copies of Documents...............................................................22
   2.26 Binding Agreements: No Default.............................................................22
   2.27 Report by BESC on Form 8-K.................................................................22
   2.28 Employee Benefit Plans.....................................................................22
   2.29 Distribution Agreements....................................................................23
   2.30 Representations Complete...................................................................23
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BESC AND ONCOLOGIX...................................23
   3.1 Organization, Standing and Power............................................................23
   3.2 Capital Structure of BESC...................................................................23
   3.2.1 BESC Authorized Capital Stock.............................................................23
   3.2.2 Status of BESC Shares.....................................................................24
   3.3 Authority...................................................................................24
   3.4 SEC Documents; BESC Financial Statements....................................................25
   3.5 Broker's and Finders' Fees..................................................................25
   3.6 Current Report on Form 8-K..................................................................25
   3.7 Ownership of JDA Common Stock...............................................................25
   3.8 Litigation..................................................................................26
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.....................................................26
   4.1 Conduct of Business of JDA..................................................................26
   4.2 No Solicitation.............................................................................28
   4.3 Conduct of Business of BESC.................................................................28
ARTICLE V REGISTRATION RIGHTS......................................................................28
   5.1 Certain Definitions.........................................................................28
   5.2 Requested Registration......................................................................30
   5.2.1 Request for Registration..................................................................30
   5.2.2 Registration Statement....................................................................31
   5.2.3 Underwriting..............................................................................31
   5.2.4 Procedures................................................................................31
   5.3 Expenses of Registration....................................................................32
   5.4 Registration Procedures.....................................................................32
   5.5 Indemnification.............................................................................34
   5.5.1 By BESC...................................................................................34
   5.5.2 By the Holders............................................................................34
   5.5.3 Notice....................................................................................35
   5.5.4 Contribution..............................................................................35
   5.5.5 Underwriting Agreement to Control.........................................................36

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   5.5.6 Information by Holder.....................................................................36
   5.6 Rule 144 Reporting..........................................................................36
   5.7 Transfer or Assignment of Registration Rights...............................................36
   5.8 Allocation of Registration Opportunities....................................................37
   5.9 Delay of Registration.......................................................................37
ARTICLE VI ADDITIONAL AGREEMENTS...................................................................37
   6.1 Securities Filings..........................................................................37
   6.2 Meeting of JDA Stockholders.................................................................38
   6.3 Access to Information.......................................................................38
   6.4 Confidentiality.............................................................................38
   6.5 Expenses....................................................................................38
   6.6 Public Disclosure...........................................................................39
   6.7 Consents....................................................................................39
   6.8 JDA Shareholder Letter Agreements...........................................................39
   6.9 Legal Requirements..........................................................................39
   6.10 Blue Sky Laws..............................................................................40
   6.11 Best Efforts: Additional Documents and Further Assurances..................................40
   6.12 JDA Stock Options..........................................................................40
   6.13 Employment Agreements......................................................................40
ARTICLE VII CONDITIONS TO THE MERGER...............................................................40
   7.1 Stockholder Approval........................................................................40
   7.2 No Injunctions or Restraints: Illegality....................................................41
   7.3 Additional Conditions to the Obligations of JDA.............................................41
   (a) Representations, Warranties and Covenants...................................................41
   (b) Certificate of BESC.........................................................................41
   (c) Satisfactory Form of Legal Matters..........................................................41
   (d) Legal Opinion...............................................................................41
   (e) No Material Adverse Changes.................................................................41
   (f) License Modification........................................................................42
   7.4 Additional Conditions to the Obligations of BESC and Oncologix..............................42
   (a) Representations, Warranties and Covenants...................................................42
   (b) Certificate of JDA..........................................................................42
   (c) Third Party Consents........................................................................42
   (d) Certain Liabilities Discharged..............................................................42
   (e) Satisfactory Form of Legal and Accounting Matters...........................................42
   (f) Legal Opinion...............................................................................42
   (g) No Material Adverse Changes.................................................................43
   (h) Employment Agreements.......................................................................43
   (i) Minimum Net Worth...........................................................................43
   (j) Proprietary Information Agreement...........................................................43
   (k) Accredited Investors........................................................................43
ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................................43
   8.1 Survival of Representations and Warranties..................................................43
ARTICLE IX MISCELLANEOUS...........................................................................43
   9.1 Liability of Principal Shareholders.........................................................43
   9.2 Termination.................................................................................43
   9.3 Effect of Termination.......................................................................44
   9.4 Amendment...................................................................................44
   9.5 Extension; Waiver...........................................................................44
   9.6 Notices.....................................................................................45
   9.7 Interpretation..............................................................................46

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   9.8 Counterparts................................................................................46
   9.9 Entire Agreement............................................................................46
   9.10 Governing Law..............................................................................46
   9.11 Attorneys' Fees............................................................................46
   9.12 Disputes...................................................................................46
   9.13 Rules of Construction......................................................................47

SCHEDULES























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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

This AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 26, 2006 among BestNet Communications Corporation, a Nevada corporation ("BESC"); Oncologix Corporation, a Nevada corporation ("Oncologix") which is the wholly owned subsidiary of BESC; JDA Medical Technologies, Inc., a Maryland corporation ("JDA"); and Jeff Franco ("Jeff Franco") and Andrew S. Kennedy, MD ("Kennedy"). Jeff Franco and Kennedy are collectively called herein the "Principal Shareholders". Andrew Green ("Green") and Adam Lowe ("Lowe") have joined in this Agreement solely for the purpose set forth in Sections 1.6(g) (iii) and 1.9, below. Green and Lowe are collectively called herein the "Executive Shareholders".
The parties have agreed as follows:

                                    RECITALS

A. The respective Boards of Directors of JDA, BESC and Oncologix believe it is in the best interests of each of the parties and their respective stockholders that JDA and Oncologix combine into a single corporation through the statutory merger of JDA with and into Oncologix (the "Merger") and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of JDA ("JDA Common Stock") shall be converted into shares of Common Stock of BESC ("BESC Common Stock") as determined herein.

C. JDA, the Principal Shareholders, BESC and Oncologix desire to make certain representations and warranties and other agreements in connection with the Merger.

D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                              ARTICLE I THE MERGER

1.1 The Merger.

At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and cognizant law, JDA shall be merged with and into Oncologix, the separate corporate existence of JDA shall cease and Oncologix shall continue as Oncologix . Upon the accomplishment of the Merger, Oncologix shall continue to conduct the business theretofore conducted by JDA (the "JDA Business").

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1.2 Effective Time.

As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Nevada and Articles of Merger with the Maryland State Department of Assessments and Taxation in such form as required by, and executed in accordance with the relevant provisions of, the respective laws of Nevada and Maryland (the time of such filing being the "Effective Time"). The closing of the transactions contemplated hereby (the "Closing") shall take place at 11:00a.m. at the offices of Firetag, Stoss & Dowdell, P.C., Suite 107, 1747 East Morten, Phoenix, Arizona 85020, on July 26, 2006 (the "Closing Date").

1.3 Effect of the Merger.

At the Effective Time, the effect of the Merger shall be as provided under the respective laws of Nevada and Maryland. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of JDA and Oncologix shall vest in Oncologix , and, subject to the further provisions of this Agreement, all debts, liabilities and duties of JDA and Oncologix shall become the debts, liabilities and duties of Oncologix .

1.4 Articles of Incorporation: Bylaws.

 (a) Unless otherwise determined by BESC prior to the Effective Time, at the Effective Time the Articles of Incorporation of Oncologix, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of Oncologix , in the form shown by Exhibit 1.4(a) attached hereto, until thereafter amended as provided by law and such Articles of Incorporation.
 (b) The Bylaws of Oncologix, in the form shown by Exhibit 1.4(b) attached hereto, as in effect immediately prior to the Effective Time, shall be the Bylaws of Oncologix until thereafter amended.

1.5 Funding by BESC.

BESC shall provide at least $4,000,000 in funding for the operations of Oncologix. It is acknowledged that $350,000 of said amount has already been furnished by way of an advance to JDA. The balance of $3,650,000 shall be deposited for the account of Oncologix as follows:

     (a) At the Closing, BESC shall deposit a sum of not less than $400,000 (of which $61,300 is to be applied to the discharge of the "Walker Note"), and shall make further deposits as follows:

     (b) An additional $250,000 at the end of each of the five consecutive months next following;

     (c) The remaining balance at the end of the sixth month after the month in which the Closing occurs; whereupon

     (d) A certain Convertible Promissory Note issued to BESC by JDA on or about March 23, 2006 in the principal sum of $350,000, shall, together with any liability of JDA for accrued interest thereunder, shall be canceled and extinguished.

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Any particular deposit by BESC may be in excess of the amounts shown above. Any such excess shall be credited against the next deposit to become due.

1.6 Directors and Officers.

The directors of Oncologix immediately prior to the Effective Time shall be the initial directors of Oncologix, each to hold office in accordance with the Articles of Incorporation and Bylaws of Oncologix, and the officers of Oncologix immediately prior to the Effective Time shall be the initial officers of Oncologix, in each case until their respective successors are duly elected or appointed and qualified. Upon the Closing, the parties will take such action as may be necessary to cause the Board of Directors of Oncologix to be composed of Adam Lowe, Andrew S. Kennedy, MD., Barry Griffith, Stanley L. Schloz and Andrew Green. The following named persons are thereupon to be respectively elected the offices in Oncologix as indicated: Andrew Green, Chairman and Chief Executive Officer; Adam Lowe, President and Chief Operating Officer; and Michael Kramarz, Chief Financial Officer and Secretary.

1.7 BESC Shares to Be Issued.

BESC shall issue and deliver at the Closing 43,000,000 shares of its Common Stock ("BESC Transaction Shares") in exchange for the acquisition by BESC of all outstanding shares of JDA Common Stock. No adjustment shall be made in the number of shares of BESC Common Stock issued in the Merger as a result of the exercise of any options or warrants to acquire JDA Common Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Oncologix, JDA or the holder of any of the following securities:

  (a) Conversion of JDA Common Stock.
      Each share of common stock, par value $.001 per share, of JDA (the "JDA Common Stock") issued and outstanding immediately prior to the Effective Time other than any Dissenting Shares (as defined and to the extent provided in Section 1.8(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of BESC Common Stock determined by application of the Exchange Ratio (as defined below), upon surrender of the certificate representing such share of JDA Common Stock in the manner provided in this Section 1.7.

  (b) Restricted Securities.
      It is understood and agreed that when issued the BESC Transaction Shares will be restricted as to transfer pursuant to the requirements of Regulation D promulgated by the Securities and Exchange Commission ("SEC") and that the certificate or certificates evidencing the BESC Transaction Shares, will bear a legend substantially as follows:
      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR PROVINCIAL SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND SUCH LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION.

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  (c) Cancellation of BESC-Owned and JDA-Owned Stock.
      Each share of JDA Stock owned by Oncologix, BESC, JDA or any direct or indirect wholly owned subsidiary of BESC or of JDA outstanding immediately prior to the Effective Time

  (d) JDA Stock Purchase Options or Other Rights.
      At the Effective Time, any rights theretofore outstanding to acquire any JDA Common Stock, such as options, warrants, convertible debt or other rights shall have been fully exercised or terminated.

  (e) Adjustments to Exchange Ratio.
      The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into BESC Common Stock), reorganization, recapitalization or other like change with respect to BESC Common Stock occurring after the date hereof and prior to the Effective Time.

  (f) Fractional Shares.
      No fraction of a share of BESC Common Stock will be issued, but in lieu thereof each holder of shares of JDA Stock who would otherwise be entitled to a fraction of a share of BESC Common Stock (after aggregating all fractional shares of BESC Common Stock to be received by such holder) shall be entitled to receive from BESC a whole share of BESC Common Stock.

  (g) Definitions.
      (i) Exchange Ratio. The "Exchange Ratio" shall be the quotient obtained by dividing the number of BESC Transaction Shares by the number of shares of JDA Common Stock outstanding as of the Effective Time. (ii) Escrow Shares. The "Escrow Shares" shall consist of the following number of BESC Transaction Shares issuable at the Closing: 80% of BESC Transaction Shares issuable to Kennedy; 80% of the BESC Transaction Shares issuable to Jeff Franco; and all of the BESC Transaction Shares issuable to Green and to Lowe respectively.

1.8 Dissenting Shares.

a. Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of JDA held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Maryland Law and who, as of the Effective Time, has not effectively withdrawn such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive BESC Common Stock pursuant to Section 1.7, but the holder thereof shall only be entitled to such rights as are granted by Maryland Law.

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b. Notwithstanding the provisions of subsection 1.8(a), if any holder of shares of capital stock of JDA who demands appraisal of such shares under Maryland Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive BESC Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

c. JDA shall give BESC (i) prompt notice of any written demands for appraisal of any shares of capital stock of JDA, withdrawals of such demands, and any other instruments served pursuant to Maryland Law and received by JDA and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Maryland Law. JDA shall not, except with the prior written consent of BESC, voluntarily make any payment before the Effective Time with respect to any demands for appraisal of capital stock of JDA or offer to settle or settle any such demands.

1.9 Surrender of Certificates.

1.9.1 BESC to Provide Common Stock.

Promptly after the Effective Time, BESC shall make available to the JDA Shareholder Agent (hereinbelow defined) for exchange in accordance with this
Article I the shares of BESC Common Stock issuable pursuant to Section 1.7 to be exchanged for outstanding shares of JDA Common Stock pursuant to this Agreement, duly endorsed for transfer.

1.9.2 Exchange Procedures.

At the Closing, the JDA Shareholder Agent shall deliver to Oncologix a certificate or certificates (the "JDA Certificates") which immediately prior to the Effective Time represented outstanding shares of JDA Common Stock whose shares were converted into the right to receive shares of BESC Common Stock pursuant to Section 1.8. Delivery shall be effected, and risk of loss and title to the JDA Certificates shall pass only upon delivery of the JDA Certificates to Oncologix in such form and subject to such other conditions as BESC may reasonably specify. Upon surrender of a JDA Certificate for cancellation to Oncologix or to such other agent or agents as may be appointed by BESC, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of BESC Common Stock (less the number of shares of BESC Common Stock, if any, to be deposited in the Escrow (defined in Section 1.10, below) on such holder's behalf pursuant to paragraph 1.10, to which such holder is entitled pursuant to Section 1.7, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Sections 1.10 and 1.11 hereof, BESC shall cause to be delivered to the Escrow Agent (as defined in Section 1.10) a certificate or certificates representing that number of shares of BESC Common Stock equal to the applicable number of Escrow Shares. Such shares shall be beneficially owned by the holders on whose

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behalf such shares were deposited in the Escrow and shall be registered in the names of the respective JDA shareholders entitled thereto and delivered to them upon satisfaction of the conditions proved in Section 1.11, below. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of JDA Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of BESC Common Stock into which such shares of JDA Common Stock shall have been so converted in accordance with Section 1.7.

1.10 Escrow

As soon as practicable after the Effective Time, the Escrow Shares (as defined in paragraph 1.7(g)(iii)), plus any additional New Shares (as defined in the Exhibits specified below in this Section 1.10) as may be issued in respect thereof (such as, for example, a dividend payable in shares of capital stock) after the Closing (collectively, the "Escrow Shares"), without any act of any stockholder, will be registered in the names of Jeff Franco, Andrew S. Kennedy, Andrew Green and Adam Lowe, and will be deposited with Hodes, Ulman, Pessin & Katz, P.A. (or other institution acceptable to BESC and the JDA Shareholder Agent (as defined below) as Escrow Agent (the "Escrow Agent"), to be governed by the terms set forth in the Escrow Agreements respectively attached hereto as Exhibits 1.10a, 1.10b, 1.10(c) and 1.10(d) at BESC's sole cost and expense. The number of BESC Transaction Shares in the Escrow contributed on behalf of each stockholder of JDA is listed opposite such stockholders' name on Schedule 2.3(a) attached hereto.

1.11 Performance Release of Shares from Escrow

(a) The Escrow Shares shall be released from the Escrow upon the occurrence of certain events ("Milestones") as follows, the terms, "Development Phase", "Pre-Clinical Testing Phase" and "Clinical Approval Phase", each to have the meaning defined below. Each Milestone will be deemed to have been attained when so certified in writing by the Chief Executive Officer, Chief Operating Officer and Chief Medical and Scientific Officer in the form shown by Exhibit 1.11 (a) attached hereto.

(b) The ultimate goal for the JDA Business is to gain approval of the U.S. Food and Drug Administration ("FDA") to market a certain microsphere product for the treatment of liver cancer. There are numerous interim goals, or "Milestones", that are required to be completed in order to reach this ultimate goal. The following described Milestones, called respectively the Development Phase, the Pre-Clinical Testing Phase, and the clinical Approval Phase, are considered the most significant in that their realization is required to move from one phase to another.

     (i) Development Phase. The Development Phase is the portion of the project that defines the design, the overall process, and the manufacturing feasibility of the product. At the end of this phase there is reasonable scientific and engineering assurance that a design is feasible, the processes to produce that design are reproducible, and that the design can be manufactured in scalable quantities at reasonable costs. The successful completion of this phase will allow the JDA Business to begin Pre-Clinical Testing. This phase will be considered completed when:

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          (A) A microsphere specification and design are defined that meet the user requirements as defined in the Product Requirements Document;

          (B) Manufacturing lots are able to be manufactured at pilot plant scale (lots sizes that would be large enough to support an animal study and a pivotal clinical study; and

          (C) A preliminary manufacturing plan, based on reasonable assumptions, is documented that supports a commercially acceptable cost basis for commercial quantities.

     (ii) Pre-Clinical Testing Phase. The Pre-Clinical Testing phase is the portion of the project in which the design is verified against its "product
     (user) requirements" and the hazards of its use are identified in a risk analysis. This testing is required by the FDA and ISO standards for initiation of a clinical trial and is a necessary part of good engineering development and safety. These results will be required to be included in the IDE submission to the FDA requesting approval to initiate the treatment of patients in a pivotal clinical trial. The trial design and final specifications should be based on discussions with and preliminary advice from the FDA.

     The animal study will be the last pre-clinical test performed before the submission of the IDE to the FDA. The purpose of the animal study will be to:

          (A). Confirm that radiation effects from the microspheres produce expected local effect in the liver, without effects on other tissues or organs;

          (B), Document and describe any acute and chronic adverse events;

          (C). Document and describe feasibility of the delivery of microspheres to the liver without gastric, duodenal or pulmonary uptake; and

          (D). Document and describe the any potential liver toxicity. This Subparagph (D) will be considered completed when a report is finalized for an animal study that meets industry and scientific standards to support the submission of an IDE to the FDA requesting approval for a "pivotal clinical" trial.

     The Pre-Clinical Testing Phase will be deemed complete when the foregoing purposes have been accomplished.

     (iii). Clinical Approval Phase. The clinical Approval Phase is the phase of the project in which the IDE submission is compiled, submitted to the FDA, and an approval to start the "pivotal clinical trial" is granted. Once the design verification is completed in the Pre-Clinical Testing Phase, the IDE can be compiled and submitted. The FDA responds to IDE submissions within 30 days with an approval, conditional approval, or disapproval. An approval or conditional approval will allow JDA to begin the treatment of patients in the "pivotal clinical trial".

This phase will be considered completed when the FDA letter granting approval or conditional approval is received.

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(c) The Escrow Shares will be released to the respective beneficial owners thereof as follows:

     (i) a number equal to twenty-five percent (25%) of the Escrow Shares upon the successful completion of the Development Phase;

     (ii) a number equal to thirty-one and one-quarter percent (31.25%) of the Escrow Shares upon the successful completion of Pre-Clinical Testing Phase; and

     (iii) a number equal to forty.-three and three-quarters percent (43.75%) of the Escrow Shares upon the issue or grant by the U.S. Food and Drug Administration of an "IDE", in other words, completion of the Clinical Approval Phase; provided that

     (iv) if any of the Milestones shall not have been achieved on or before the sixth anniversary date of the Closing under this Agreement, any BESC Shares not theretofore released shall be returned to BESC and restored to the status of authorized but unissued shares of BESC's common stock.


1.12 Agent of the JDA Stockholders: Power of Attorney.

1.12.1 Appointment.

In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Jeff Franco shall be appointed as agent and attorney-in-fact (the "JDA Shareholder Agent") for each stockholder of JDA (except the University of Maryland, Baltimore, and such stockholders, if any, as shall have perfected their appraisal rights under Maryland law), for and on behalf of stockholders of JDA, to give and receive notices and communications, to authorize delivery to BESC of BESC Common Stock or other property from the Escrow in satisfaction of claims by BESC, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the JDA Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of JDA from time to time upon not less than thirty (30) days prior written notice to BESC; provided that the JDA Shareholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Agent, and the JDA Shareholder Agent shall not receive compensation for his or her services. Notices or communications to or from the JDA Shareholder Agent shall constitute notice to or from each of the stockholders of JDA. The JDA Shareholder Agent shall be entitled to submit a claim and receive reimbursement from BESC for all reasonable, documented out-of-pocket expenses incurred by the JDA Shareholder Agent as a result of his acting as the JDA Shareholder Agent.

1.12.2 Limitation of Liability.

The JDA Shareholder Agent shall not be liable for any act done or omitted hereunder as JDA Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of JDA (other than the

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University of Maryland, Baltimore) shall severally indemnify the JDA Shareholder
Agent and hold him harmless against any loss, liability or expense incurred without negligence or bad faith on his part and arising out of or in connection with his acceptance or administration of the JDA Shareholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by him.

1.12.3 Acts of Agent Binding.

A decision, act, consent or instruction of the JDA Shareholder Agent shall constitute a decision of all the stockholders for whom shares of BESC Common Stock otherwise issuable to them are deposited in the Escrow and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and BESC may rely upon any such decision, act, consent or instruction of the JDA Shareholder Agent as being the decision, act, consent or instruction of each every such stockholder of JDA. The Escrow Agent and BESC are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the JDA Shareholder Agent.

1.13 No Further Ownership Rights in JDA Common Stock.

All shares of BESC Common Stock issued upon the surrender for exchange of shares of JDA Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of JDA Common Stock, and there shall be no further registration of transfers on the records of Oncologix of shares of JDA Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Oncologix for any reason, they shall be canceled and exchanged as provided in this Article I.

1.14 Lost, Stolen or Destroyed Certificates.

In the event any certificates evidencing shares of JDA Common Stock shall have been lost, stolen or destroyed, BESC shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of BESC Common Stock, if any, as may be required pursuant to Section 1.9; provided, however, that BESC may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against BESC with respect to the certificates alleged to have been lost, stolen or destroyed.

1.15 Tax Consequences.

It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

1.16 Taking of Necessary Further Action.

If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Oncologix with full right, title and possession to all assets, property, rights, privileges, powers and franchises of JDA and Oncologix, the officers and directors of JDA and Oncologix are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

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       ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS OF JDA AND THE
                             PRINCIPAL SHAREHOLDERS

JDA, Jeff Franco and Kennedy (Jeff Franco and Kennedy being understood to be acting severally and not jointly and to be joining in this Article II on the basis of their best knowledge and belief after due inquiry) represent and warrant to and covenant with BESC and Oncologix, as follows:

2.1 Disclosures True.

JDA has furnished to BESC a copy of its Business Plan dated July 5, 2006 (the "Business Plan") which together with the information and contained in the Schedules hereto or otherwise furnished by JDA are called collectively herein the "Disclosure Documents". The Disclosure Documents have been carefully prepared by JDA, do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent disclosed in Schedule 2.1 attached hereto.

2.2 Organization of JDA.

JDA is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. JDA has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by JDA. JDA is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations ("Material Adverse Effect") of JDA. JDA has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to counsel for BESC.

2.3 JDA Capital Structure.

The authorized capital stock of JDA consists of Ten Million (10,000,000) shares of Common Stock, par value $0.001 per share. There are 9,093,361 shares of JDA Common Stock issued and outstanding held by the persons, and in the amounts, set forth on Schedule 2.3(a). Schedule 2.3(a) also indicates how many shares of each holder were subject to repurchase upon termination of employment as of the date of execution of this Agreement. All outstanding shares of JDA Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of JDA or any agreement to which JDA is a party or is bound. No shares of JDA Common Stock are reserved for issuance pursuant to JDA Common Stock Option Plan, no shares are subject to outstanding, unexercised options and no shares remain available for future grant. Except as set forth in Schedule 2.3(b), there will at the Closing be no other options, warrants, calls, rights, commitments or agreements of any character to which JDA is a party or by which it is bound

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

obligating JDA to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of JDA or obligating JDA to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.4 Subsidiaries.

JDA has no subsidiaries or affiliated companies and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

2.5 Authority.

JDA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of JDA. This Agreement has been duly executed and delivered by and constitutes the valid, binding and enforceable obligation of JDA. The execution and delivery of this Agreement by JDA does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of JDA or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to JDA or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to JDA in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with Maryland State Department of Assessments and Taxation and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country.

2.6 Historical Operations of JDA.

Except as described in Schedule 2.6, the operations of JDA prior to the date of this Agreement have consisted solely of product development activities, obtaining a certain technology license agreement from the University of Maryland, Baltimore, and obtaining certain financial assistance grants from certain agencies of the State of Maryland. JDA has never had and does not now have any customers, finished products or production facilities; and has never conducted any manufacturing, marketing or advertising and sales promotion activities.

2.7 JDA Financial Statements.

Schedule 2.7 includes JDA's audited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal years ending December 31, 2004 and 2005, including the Notes that are a part of such statements, and JDA's unaudited financial statements as of and for the interim period ended July 17, 2006 (collectively, the "JDA Financial Statements"). The JDA Financial Statements are complete and correct in all material respects, comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-QSB) and fairly present the consolidated financial position of JDA at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in JDA accounting policies or estimates except as described in the Notes to the JDA Financial Statements. Except as specifically described in this Agreement or the JDA Schedules, JDA has no material obligations other than (i) those set forth in the JDA Financial Statements and (ii) those not required to be set forth in the JDA Financial Statements under generally accepted accounting principles. The unaudited balance sheet of JDA as of July 17, 2006 is hereinafter referred to as the "JDA Balance Sheet."

2.8 No Undisclosed Liabilities.

JDA does not have any liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in JDA Balance Sheet (including the Notes thereto) or (ii) have not been specifically described in this Agreement or in JDA Schedules.

2.9 No Changes.

Except as disclosed in Schedule 2.9 attached hereto and made a part hereof, since the date of the JDA Balance Sheet there has not been, occurred or arisen any:

     (a) transaction by JDA except in the ordinary course of business as conducted on that date;

     (b) capital expenditure by JDA, either individually or in the aggregate, exceeding $1,000;

     (c) destruction, damage to, or loss of any assets (including without limitation intangible assets) of JDA (whether or not covered by insurance), either individually or in the aggregate, exceeding $1,000

     (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

     (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by JDA;

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

     (f) declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of JDA, or any direct or indirect redemption, purchase or other acquisition by JDA of any of its shares;

     (g) increase in the salary or other compensation payable or to become payable by JDA to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by JDA, of a bonus or other additional salary or compensation to any such person;

     (h) acquisition, sale or transfer of any asset of JDA except in the ordinary course of business;

     (i) formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which JDA is a party, other than termination by JDA pursuant to the terms thereof;

     (j) loan by JDA to any person or entity, or guaranty by JDA of any loan;

     (k) waiver or release of any material right or claim of JDA, including any write-off or other compromise of any account receivable of JDA;

     (l) the commencement or notice or, to the best knowledge of JDA and the Principal Shareholders, threat of commencement of any governmental proceeding against or investigation of JDA or its affairs;

     (m) other event or condition of any character that has or would, in JDA's reasonable judgment, be expected to have a Material Adverse Effect on JDA;

     (n) issuance, sale or redemption by JDA of any of its shares or of any other of its securities other than issuances of shares of Common Stock pursuant to outstanding options and warrants;

     (o) change in pricing or royalties set or charged by JDA except for discounts extended in the ordinary course of business consistent with past practice; or

     (p) change in pricing or royalties set or charged by JDA except for discounts extended in the ordinary course of business consistent with past practice; or

     (q) negotiation or agreement by JDA to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with BESC and its representatives regarding the transactions contemplated by this Agreement).

2.10 Tax and Other Returns and Reports.

2.10.1 Tax Returns and Audits.

JDA has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to JDA or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects. For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts. JDA has timely paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes it is required to withhold. The accruals for Taxes on the books and records of JDA are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. JDA has not been delinquent in the payment of any Tax nor, except as set forth in Schedule 2.10(a), is there any Tax deficiency outstanding, proposed or assessed against JDA, nor has JDA executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Return of JDA is presently in progress. Except as set forth in Schedule 2.10(a), JDA does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and JDA has no knowledge of any basis for the assertion of any such liability attributable to JDA, or their respective assets or operations. JDA is not (nor has it ever been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. JDA is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. JDA has provided, or made available, to BESC or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of JDA for all periods since their respective dates of incorporation. There are (and as of immediately following the Closing there will be) no liens on the assets of JDA relating to or attributable to Taxes. JDA has no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of JDA. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of JDA that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Internal Revenue Code of 1986, as amended ("Code"). 2.10.2 No Penalty.
JDA is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect on JDA.

2.11 Restrictions on Business Activities.

Except as otherwise disclosed in this Agreement or any of the Schedules hereto, there is no agreement (assuming the parties thereto other than JDA performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon JDA which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of JDA, any Oncologix of property by JDA or the conduct of business by JDA as currently conducted or as currently proposed to be conducted after the Effective Time.

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

2.12 Title to Properties: No Liens or Encumbrances: Condition of Equipment.

2.12.1 JDA owns no real property. Schedule 2.12.1 sets forth a true and complete list of all real property leased by JDA and the aggregate annual rental or other fee payable under any such lease. To the knowledge of JDA, all such leases are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to JDA and, to the knowledge of JDA, any other parties to such leases, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which JDA has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on JDA.

2.12.2 JDA holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in JDA Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

2.12.3 The equipment (the "Equipment") owned or leased by JDA is listed in
Schedule 2.12(c), except individual pieces of equipment owned by JDA with an individual value of less than $500. The Equipment is, taken as a whole, (i) to the knowledge of JDA, adequate for the conduct of the business of JDA consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, reasonable wear and tear excepted and (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

2.13 Intellectual Property.

2.13.1 Rights.

JDA owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding Commercial Software Rights (as defined in paragraph (b) below)) that are used or currently proposed to be used in the business of JDA as currently conducted or as currently proposed to be conducted (the "JDA Intellectual Property Rights").
Schedule 2.13 sets forth a complete list of all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in JDA Intellectual Property Rights, and specifies the jurisdictions in which each such JDA Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of JDA's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Schedule 2.13 also sets forth a complete list of (i) any requests JDA has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and
(ii) all licenses, sublicenses and other agreements as to which JDA is a party and pursuant to which JDA or any other person is authorized to use any JDA Intellectual Property Right or other trade secret material to JDA, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. JDA is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list. JDA is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), JDA Intellectual Property Rights, and has sole and exclusive rights (and, except as otherwise disclosed herein or in any Schedule hereto, is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which JDA Intellectual Property Rights are being used. No claims with respect to JDA Intellectual Property Rights have been asserted or, to the knowledge of JDA, are threatened by any person, nor, to the knowledge of JDA, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by JDA infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by JDA of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in JDA's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of JDA Intellectual Property Rights. All trademarks, service marks and copyrights held by JDA are valid and subsisting. To the knowledge of JDA, there is no material unauthorized use, infringement or misappropriation of any of JDA Intellectual Property Rights by any third party, including any employee or former employee of JDA. JDA has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does it have any knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, JDA of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another. To JDA's knowledge, no JDA Intellectual Property Right or product of JDA is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by JDA. There is no outstanding order, judgment, decree or stipulation on JDA, and JDA is not party to any agreement, restricting in any manner the licensing of JDA's products by

JDA. JDA has not entered into any agreement to indemnify any other person against any charge of infringement of any JDA Intellectual Property Right. Each current and former employee of and consultant to JDA has signed a Proprietary Information and Inventions Agreement substantially in JDA's standard form as certified by JDA and delivered to BESC.

2.13.2 Commercial Software Rights

"Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to JDA pursuant to end-user licenses and which are used in JDA's business but are in no way a component of or incorporated in any of JDA's products and related trademarks, technology and know-how. To the best of JDA's knowledge, JDA has not breached or violated the terms of its license, sublicense or other agreement relating to any Commercial Software Rights and has a valid right to use such Commercial Software Rights and has a valid right to use such Commercial Rights under such license and agreements. JDA is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of JDA, are threatened by any person against JDA, nor to the knowledge of JDA is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by JDA infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by JDA of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in JDA's business as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of JDA's rights to use Commercial Software Rights. To the knowledge of JDA, there is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights by JDA or any employee or former employee of JDA during the period of their employment. To the knowledge of JDA, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use thereof by JDA.

2.14 Agreements, Contracts and Commitments.

Except as described in Schedule 2.14, JDA does not have, is not a party to nor is it bound by:

     (a) any collective bargaining agreements,

     (b) any agreements that contain any unpaid severance liabilities or obligations,

     (c) any bonus, deferred compensation, incentive compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

     (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

     (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

     (f) any fidelity or surety bond or completion bond,

     (g) any lease of personal property having a value individually in excess of $1,000,

     (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business (except, with respect to the officers and directors of JDA, as set forth in the Articles of Incorporation of JDA),

     (i) any agreement, contract or commitment containing any covenant limiting the freedom of JDA to engage in any line of business or compete with any person,

     (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $1,000,

     (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

     (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
     (h) hereof,

     (m) any purchase order or contract for the purchase of raw materials or assets involving $1,000 or more in any single instance or $1,000 in the aggregate,

     (n) any construction contracts,

     (o) any distribution, joint marketing or development agreement,

     (p) any other agreement, contract or commitment which involves $1,000 or more and is not cancelable without penalty within thirty (30) days other than standard end-user licenses of JDA's products and services in the ordinary course of business consistent with past practice, or

     (q) any agreement which is otherwise material to JDA's business.

JDA has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in any of JDA Schedules) in such manner as would permit any other party to cancel or terminate the same. Each agreement, contract or commitment required to be set forth in any of JDA Schedules is in full force and effect (assuming such agreement, contract or commitment has been duly authorized, executed and delivered by the other party or parties thereto) and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any material default thereunder of which JDA has knowledge by any party obligated to JDA pursuant thereto.

2.15 Interested Party Transactions.

No officer, director or stockholder of JDA (nor any affiliate, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which JDA furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to, JDA, any goods or services, or (iii) any direct or indirect agreement, understanding, commitment or arrangement of any kind with or any interest in any person who is a party to any contract, agreement, commitment or arrangement of any kind with either JDA or BESC or an affiliate of either JDA or BESC, or (iv) a beneficial interest in any contract or agreement required to be set forth in Schedule 2.14; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

2.16 Governmental Authorization.

Schedule 2.16 accurately lists each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to JDA (i) pursuant to which JDA currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "JDA Authorizations"). JDA Authorizations are in full force and effect and constitute all the authorizations required to permit JDA to operate or conduct its business or hold any interest in its properties.

2.17 Litigation.

Except as described in Schedule 2.17 there are no suits, actions or legal, administrative, arbitration or other proceedings and governmental investigations or any other claims, pending or, to JDA's knowledge, threatened, nor to the best knowledge of JDA or the Principal Shareholders is there any basis therefor. None of such suits, actions, proceedings, investigations or claims seek to prevent the consummation of the Merger. There is no judgment, decree or order enjoining JDA in respect of, or the effect of which is to prohibit, any business practice or the Oncologix of any property or the conduct of business of JDA. Schedule
2.17 also lists all suits and legal actions initiated by JDA.

2.18 Accounts Receivable.

All receivables of JDA arose in the ordinary course of business at the aggregate amounts thereof, are collectible (except to the extent reserved against as reflected in JDA's Financial Statements) and are carried at values determined in accordance with generally accepted accounting principles consistently applied. To the knowledge of JDA, none of the receivables of JDA is subject to any claim of offset, recoupment, setoff or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No receivables are contingent upon the performance by JDA of any obligation or contract except for JDA's maintenance obligations under its maintenance agreements (although no customer has claimed that JDA has failed to perform its maintenance obligations). No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

2.19 Minute Books.

The minute books of JDA made available to counsel for BESC contain a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of JDA, and reflect all transactions referred to in such minutes accurately in all material respects.

2.20 Environmental and OSHA.

2.20.1 Hazardous Material.

As of the Closing date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of JDA (excluding failure of JDA to remediate the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of JDA Property of which presence JDA does not have knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that JDA or any of its past or present subsidiaries has at any time owned, operated, occupied or leased (collectively, "JDA Property"). In any event, JDA does not know of the presence of any Hazardous Material in, on or under any JDA Property.

2.20.2 Hazardous Materials Activities.

At no time prior to the Closing has JDA transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has JDA disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

2.20.3 Permits.

JDA currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of JDA's Hazardous Material Activities and other businesses of JDA as such activities and businesses are currently being conducted.

2.21 Brokers' and Finders' Fees.

Except as set forth in Schedule 2.21, JDA has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.22 Labor Matters.

JDA is in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. JDA has not received any notice from any Governmental Entity, and to the knowledge of JDA, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which JDA is a party or involving JDA, and there is neither pending nor, to the knowledge of JDA, threatened any investigation or hearing concerning JDA arising out of or based upon any such laws, regulations or practices. There are no pending claims against JDA under any workers compensation plan or policy or for long-term disability. JDA has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and has no obligations with respect to any former employees or qualifying beneficiaries thereunder. Schedule 2.22 lists all current employees of JDA and their current salary and vacation accruals.

2.23 Insurance.

Schedule 2.23 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, errors and omissions, employees, officers and directors of JDA as well as all claims made under any insurance policy by JDA since July 17, 2006. There is no claim by JDA pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and JDA is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of JDA. JDA does not know of any threatened termination of or material premium increase with respect to any of such policies. JDA has never been denied insurance coverage nor has any insurance policy of JDA ever been canceled for any reason.

2.24 Compliance with Laws.

JDA has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

2.25 Complete Copies of Documents.

JDA has delivered or made available true and complete copies of each document (or a summary of same) which has been requested in writing, with some degree of specificity, by BESC or its counsel.

2.26 Binding Agreements: No Default.

Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which JDA is a party is a legal, binding, and enforceable obligation by or against JDA (assuming that such contracts, agreements and instruments are binding on all other parties thereto in writing and that JDA has no knowledge that they are not) in accordance with its terms, and no party with whom JDA has an agreement or contract is, to JDA's knowledge, in default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

2.27 Report by BESC on Form 8-K.

The information supplied by JDA for inclusion in the Current Report on Form 8-K (which, as amended or supplemented is referred to herein as the "8-K") to be filed by BESC with the Securities and Exchange Commission upon the execution of this Agreement shall not, on the date the 8-K is filed, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to this transaction which has become false or misleading. If at any time prior to the filing of the 8-K any event relating to JDA or any of its affiliates, officers or directors should be discovered by JDA which should be set forth in an amendment or a supplement to the 8-Kt, JDA shall promptly inform BESC and Oncologix. Notwithstanding the foregoing, JDA makes no representation or warranty with respect to any information supplied by BESC or Oncologix which is contained in the 8-K, a substantially final copy of which shall be provided by BESC to JDA and its counsel as soon as practicable prior to filing,

2.28 Employee Benefit Plans.

Schedule 2.28 lists all employee benefit plans and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of JDA. JDA does not and never has had any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). None of the plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA; all plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders, or governmental rules and regulations currently in effect with respect thereto and JDA has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the plans. JDA has made available to BESC complete, accurate and current copies of all such plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect thereto at any time within the three-year period ending on the date hereof.

2.29 Distribution Agreements.

No person has the right to distribute any of the products of JDA

2.30 Representations Complete.

None of the representations or warranties made by JDA, nor any statement made in any Schedule, Exhibit or certificate furnished by JDA pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


        ARTICLE III REPRESENTATIONS AND WARRANTIES OF BESC AND ONCOLOGIX

BESC and Oncologix represent and warrant to JDA, subject to the exceptions specifically disclosed in the schedules supplied and initialed by BESC to JDA (the "BESC Schedules"), as follows:

3.1 Organization, Standing and Power.

BESC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Oncologix is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. BESC and Oncologix each have the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on BESC and Oncologix taken as a whole. BESC has made available a true and correct copy of the Articles of Incorporation and Bylaws of BESC and Oncologix, as amended to date, to counsel for JDA.

3.2 Capital Structure of BESC.

3.2.1 BESC Authorized Capital Stock.

The authorized stock of BESC consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 47,092,953 shares were issued and outstanding as of July 11, 2006 and 10,000,000 shares of preferred stock, of which 443,162 shares were outstanding as of said date. The authorized capital stock of Oncologix consists of 50,000,000 shares of Common Stock, par value $0.001 per share, 1,000,000 shares of which, as of the date hereof, are issued and outstanding and are held by BESC, and 5,000,000 shares of preferred stock, of which no shares were outstanding as of the date hereof. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Except as disclosed in the SEC Documents (defined in Section 3.4), there are no options, warrants, calls, rights, commitments or agreements of any character to which BESC is a party or by which it is bound obligating BESC to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of BESC or obligating BESC to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

3.2.2 Status of BESC Shares.

The shares of BESC Transaction Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable.

3.3 Authority.

BESC and Oncologix have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized by all necessary corporate action on the part of BESC and Oncologix. This Agreement has been duly executed and delivered by BESC and Oncologix and constitutes the valid and binding obligations of BESC and Oncologix. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of BESC and Oncologix or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BESC and Oncologix or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of BESC or Oncologix to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to BESC and Oncologix in connection with the execution and delivery of this Agreement by BESC and Oncologix or the consummation by BESC and Oncologix of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Maryland Department of Assessments and Taxation,
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of BESC or Oncologix to consummate the transactions contemplated hereby.

3.4 SEC Documents; BESC Financial Statements.

BESC has furnished or made available to JDA a true and complete copy of its Form 10-KSB for the fiscal years ended August 31, 2004 and 2005, and of its Form 10-QSB for the quarter ended May 31, 2006 and each subsequent Current Report on Form 8-K (collectively, the "SEC Documents"), which BESC filed under the Exchange Act with the Securities and Exchange Commission (the "SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of BESC, including the notes thereto, included in the SEC Documents (the "BESC Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present the consolidated financial position of BESC at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in BESC accounting policies or estimates except as described in the notes to the BESC Financial Statements. BESC has no material obligations other than (i) those set forth in the BESC Financial Statements and (ii) those not required to be set forth in the BESC Financial Statements under generally accepted accounting principles.

3.5 Broker's and Finders' Fees.

BESC has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

3.6 Current Report on Form 8-K.

The Current Report on Form 8-K ("8-K") which will be filed with the SEC upon the Closing of this transaction, shall not, at the time it is filed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The 8-K shall comply in all material respects as to form and substance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder.

3.7 Ownership of JDA Common Stock.

As of the date of execution of this Agreement, neither BESC nor Oncologix owns any shares of JDA Common Stock.

3.8 Litigation.

Except as disclosed in the SEC Documents or in Schedule 3.8 attached hereto, there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against BESC pending or, to BESC's knowledge, threatened, which (i) if determined adversely to BESC, could be expected to result in a material adverse effect on the financial condition or results of operations of BESC, or (ii) seek to prevent the consummation of the Merger.


                 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of JDA.

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, JDA agrees (except to the extent that BESC shall otherwise consent in writing), to carry on its business in substantially the same manner as described in the Business Plan and, to the extent consistent with such business, use all reasonable efforts to preserve intact JDA's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with, suppliers, licensors, licensees, and others having business dealings with it, to the end that JDA's goodwill and ongoing businesses shall be unimpaired at the Effective Time. JDA shall promptly notify BESC of any event or occurrence or emergency and any event which could, in the reasonable judgment of JDA, have a Material Adverse Effect on JDA. Except as expressly contemplated by this Agreement or set forth in Schedule 4.1, JDA shall not, without the prior written consent of BESC:

     (a) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except for the issuance of shares of capital stock upon exercise of options outstanding on the date hereof;

     (b) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $1,000;

     (c) Grant any severance or termination pay to any director or any employee;

     (d) Transfer to any person or entity any rights to JDA's Intellectual Property;

     (e) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of JDA;

     (f) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in JDA Schedules;

     (g) Commence any litigation;

     (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of JDA, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements, copies of which have been furnished to BESC's counsel, providing for the repurchase of shares at cost in connection with any termination of service to JDA;

     (i) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

     (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of JDA;

     (k) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of JDA, except in the ordinary course of business;

     (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of JDA or guarantee any debt securities of others;

     (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

     (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (o) Pay, discharge or satisfy in an amount in excess of $1,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in JDA Financial Statements (or the notes thereto);

     (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

     (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (p) above, or any action which would make any of the representations or warranties or covenants of JDA contained in this Agreement materially untrue or incorrect.

4.2 No Solicitation.

Prior to the Effective Time, JDA will not (nor will JDA permit any of JDA's officers, directors, stockholders affiliated with any officer or director or JDA's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than BESC and its designees:

     (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of JDA's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise,

     (b) except as required by law and except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning JDA's business and properties or afford to any person or entity access to its properties, books or records, or

     (c) assist or cooperate with any person to make any proposal to purchase all or any part of JDA's capital stock or assets, other than licensing of software in the ordinary course of business.

In the event JDA shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, it shall immediately inform BESC as to any such offer or proposal and will cooperate with BESC by furnishing any information it may reasonably request.

4.3 Conduct of Business of BESC.

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, as the case may be, BESC agrees (except to the extent that JDA shall otherwise consent in writing), that BESC shall promptly notify JDA of any event or occurrence or emergency which is not in the ordinary course of business of BESC and which is material and adverse to the business of BESC and its subsidiaries taken as a whole.

                          ARTICLE V REGISTRATION RIGHTS

5.1 Certain Definitions.

As used in this Article V, the following terms shall have the following respective meanings:

     (a) "Closing" shall mean the Closing as defined in Section 1.2 of this Agreement.

     (b)"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (d) "Holder" shall mean any person who acquired Registrable Securities pursuant to this Agreement and any transferee of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 5.14 hereof.

     (e) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than forty percent (40%) of the outstanding Registrable Securities.

     (f) "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations.

     (g)"Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 1.8 (b) hereof.

     (h) "Registrable Securities" shall mean:

          (i) during the period commencing six months after the Closing and ending 24 months thereafter, no more than 500,000 and BESC Transaction Shares (excluding, however, Shares issued to the Principal Shareholders and to the Executive Shareholders) that are not subject to the Escrow provided in Section 1.10 of this Agreement;

          (ii) during the period commencing 24 months after the Closing and ending 36 months thereafter, no more than fifty percent (50%) of the BESC Transaction Shares any Released Shares, including those issued to the Principal Shareholders and the Executive Shareholders that have been released from the Escrow;

          (iii) during the period commencing 36 months after the Closing and ending 40 months thereafter, any such Shares not subject to the Escrow including those issued to the Principal Shareholders and the Executive Shareholders; and

          (iv) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in
     (i), (ii), and (iii); provided that,

          (v) In no case shall "Registrable Securities" include shares that were previously registered or that have otherwise been sold to the public.

     (i) The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     (k) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (l) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

     (m) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).


5.2 Requested Registration.

5.2.1 Request for Registration.

If BESC shall receive from Initiating Holders at any time or times not later than forty (40) months after the Closing, a written request specifying that it is made pursuant to this Section 5.2 that effect any registration with respect to all or a part of the Registrable Securities having a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, that exceeds $250,000, BESC will:

     (a) promptly give written notice of the proposed registration to all other Holders; and

     (b) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by BESC within twenty (20) days after such written notice from the Company is effective; provided that BESC shall register up to 200,000 shares held by the University of Maryland, Baltimore, at its request, without regard to any of the conditions provided above in this
     Section 5.2.1. BESC shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5.2:

          (A) In any particular jurisdiction in which BESC would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless BESC is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (B) After BESC has effected three such registrations pursuant to this
     Section 5.2) and such registrations have been declared or ordered effective;

          (C) During the period starting with the date sixty (60) days prior to BESC's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration pursuant to Section 5.3 hereof; provided that it is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

5.2.2 Registration Statement

Subject to the foregoing clauses (A) through (C) of Section 5.2.1, BESC shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of BESC, such registration would be seriously detrimental to BESC and the Board of Directors of BESC concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) BESC shall furnish to such Holders a certificate signed by the president of BESC stating that in the good faith judgment of the Board of Directors of BESC, it would be seriously detrimental to BESC for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then BESC shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided, that BESC may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that (except as provided in clause (c) above) BESC shall not defer its obligation in this manner more than once in any twelve-month period. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of this
Section 5.2, include other securities of BESC and may include securities of BESC being sold for the account of BESC.

5.2.3 Underwriting.

If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise BESC as a part of their request made pursuant to this Section 5.2 and BESC shall include such information in the written notice referred to in Section 5.2.1(a)above. The right of any Holder to registration pursuant to this Section
5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

5.2.4 Procedures.

If BESC shall request inclusion in any registration pursuant to this Section 5.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 5.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Article V (including Section 5.12). BESC shall

(together with all Holders, and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) are reasonably acceptable to BESC. Notwithstanding any other provision of this Section 5.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 5.13 hereof. If the person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from BESC, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 5.2(d), then BESC shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 5.13.

5.3 Expenses of Registration.

All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5.2, and reasonable fees of one counsel for the selling stockholders shall be borne by BESC; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 5.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 5.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to that is different from the information known or available (upon request from BESC or otherwise) to the Holders requesting registration at the time of their request for registration under Section 5.2, in which event such registration shall not be treated as a counted registration for purposes of
Section 5.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

5.4 Registration Procedures.

In the case of each registration effected by pursuant to Section 5.2, BESC will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

     (a) Keep such registration effective for a period of one hundred twenty
     (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of BESC

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

     (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

     (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Securities Act; and

     (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 5.2 hereof, BESC will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

5.5 Indemnification.

5.5.1 By BESC.

BESC will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article V, and each underwriter, if any, and each person who controls within the meaning of
Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by BESC of the Securities Act or any rule or regulation thereunder applicable to BESC and relating to action or inaction required of BESC in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that BESC will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to BESC by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 5.5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of BESC (which consent has not been unreasonably withheld).

5.5.2 By the Holders.

Each Holder (other than the University of Maryland, Baltimore) will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify BESC, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the BESC's securities covered by such a registration statement, each person who controls BESC or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder and each of their officers, directors and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse BESC and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to BESC by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Notwithstanding anything contained herein to the contrary, the foregoing indemnification, hold harmless, and reimbursement obligations shall not apply to the University of Maryland, Baltimore.

5.5.3 Notice.

Each party entitled to indemnification under this Section 5.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.5, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

5.5.4 Contribution.

If the indemnification provided for in this Section 5.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.5.5 Underwriting Agreement to Control.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.5.6 Information by Holder.

Each Holder of Registrable Securities shall furnish to BESC such information regarding such Holder and the distribution proposed by such Holder as BESC may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article V.

5.6 Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, BESC agrees to use its best efforts to:

     (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) File with the Commission in a timely manner all reports and other documents required of BESC under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

     (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by BESC as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

5.7 Transfer or Assignment of Registration Rights.

The rights to cause BESC to register securities granted to a Holder by BESC under Section 5.2, may be transferred or assigned by a Holder only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), and only provided that BESC is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Article V.

5.8 Allocation of Registration Opportunities.

In any circumstance in which all of the Registrable Securities and other shares of Common Stock of BESC (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares which may be so included, the number of shares of Registrable Securities and Other Shares which may be so allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares that may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. BESC shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include any other shares of stock issued to employees, officers, directors or consultants pursuant to BESC's Employee Stock Option Plan, or with respect to registrations under Section 5.2, in order to include in such registration securities registered for the Company's own account.

5.9 Delay of Registration.

No Holder shall have any right to take and, action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article V.


                        ARTICLE VI ADDITIONAL AGREEMENTS

6.1 Securities Filings.

BESC shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, rules and regulations and shall use all reasonable efforts required approvals and clearances with respect thereto.

6.2 Meeting of JDA Stockholders.

JDA shall promptly after the date hereof take all action necessary in accordance with Maryland Law and its Articles of Incorporation and Bylaws to convene a JDA Stockholders' meeting. JDA shall consult with BESC and use all reasonable efforts to hold JDA Stockholders' Meeting on a day acceptable to BESC. In connection with such JDA Stockholders' Meeting, JDA shall prepare and deliver to its stockholders a statement describing the Merger and its effects ("Statement"). The Statement shall be subject to BESC's approval, which shall not be unreasonably withheld, and shall include the unanimous recommendation of the Board of Directors of JDA in favor of the Merger and the transactions contemplated hereby, which recommendation shall not be changed.

6.3 Access to Information.

JDA shall afford BESC and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of JDA as BESC may reasonably request. JDA agrees to provide to BESC and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

6.4 Confidentiality.

From the date hereof to and including the Effective Time, the parties hereto shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties hereto contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents or advisors, except such information as is or becomes (a) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality or secrecy; (b) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (c) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

6.5 Expenses.

Whether or not the Merger is consummated, all expenses incurred in connection with the Merger and this Agreement ("Expenses"), including without limitation legal fees and expenses, shall be the obligation of the party incurring such expenses except that extra-ordinary out-of-pocket expenses incurred by JDA at BESC's request in furtherance of BESC's due diligence efforts shall be borne by BESC; provided, however, that if the Merger shall be consummated, JDA may apply up to $100,000 of the funds deposited by BESC pursuant to Section 1.5 to the payment of legal and accounting (but not auditing) fees and miscellaneous expenses incurred by JDA in connection with this Agreement and the transactions contemplated hereby. Expenses incurred by JDA in excess of such amount shall be borne by the stockholders of JDA and not JDA.

6.6 Public Disclosure.

Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by BESC and JDA prior to release, provided that such approval shall not be unnecessarily withheld, subject, in the case of BESC, to BESC's obligation to comply with applicable securities laws.

6.7 Consents.

BESC and JDA shall each promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and JDA shall use its best efforts to obtain all consents, waivers and approvals under any of JDA's agreements, contracts, terms of indebtedness, licenses or leases in order to preserve the benefits thereunder for Oncologix and otherwise in connection with the Merger. All of such consents and approvals are set forth in Schedule 6.7.

6.8 JDA Shareholder Letter Agreements.

Schedule 2.3(a) sets forth the name, address and Social Security or other tax identification number of each shareholder of JDA. JDA shall provide BESC such information and documents as BESC shall reasonably request for purposes of assuring itself of the availability of an exemption from registration of the BESC Common Stock to be issued pursuant to this Agreement. JDA shall use its best efforts to deliver or cause to be delivered to BESC, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the shareholders of JDA, an executed Letter of Non-Distributive Intent in the form attached hereto as Exhibit 6.8. BESC and Oncologix shall be entitled to place appropriate legends on the certificates evidencing any BESC Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for BESC Common Stock, consistent with the terms of such Affiliate Agreements.

6.9 Legal Requirements.

BESC, Oncologix and JDA will each take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. The foregoing obligations shall not be construed to require JDA to pay money or other consideration to stockholders of JDA to unduly influence such stockholders to vote in favor of the Merger and the transactions contemplated hereby.

6.10 Blue Sky Laws.

BESC shall take such steps as may be necessary to comply with the securities and blue-sky laws of all jurisdictions which are applicable to the issuance of BESC Common Stock pursuant hereto. JDA shall use its best efforts to assist BESC as may be necessary to comply with the securities and blue-sky laws of all jurisdictions which are applicable in connection with the issuance of BESC Common Stock pursuant hereto.

6.11 Best Efforts: Additional Documents and Further Assurances.

Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

6.12 JDA Stock Options.

It is understood that upon the Closing, there shall be no outstanding options, warrants, convertible debt or other rights to acquire any securities of JDA.

6.13 Employment Agreements.

Contemporaneous with the execution of this Agreement, BESC, Oncologix and the individuals set forth on Schedule 6.13 are entering into employment and/or consulting agreements, in the form of Exhibits 6.13 (a), 6.13 (b), 6.13(c) and 6.13(d) hereto, which shall become effective as of the Effective Time. The employment agreements set forth in said Exhibits hereto are hereinafter collectively referred to as the "Employment Agreements".


                      ARTICLE VII CONDITIONS TO THE MERGER

The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

7.1 Stockholder Approval.

This Agreement and the Merger and other transactions contemplated hereby (including without limitation the Employment Agreements) shall have been approved and adopted by the requisite vote of the stockholders of JDA at JDA Stockholders' Meeting.

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7.2 No Injunctions or Restraints: Illegality.

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

7.3 Additional Conditions to the Obligations of JDA.

The obligations of JDA to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by JDA:

     (a)  Representations, Warranties and Covenants.
          The representations and warranties of BESC in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and BESC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

     (b)  Certificate of BESC.
          JDA shall have been provided with a certificate executed on behalf of BESC by its President and its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time: (i) all representations and warranties made by BESC and Oncologix under this Agreement are true and complete in all material respects; and (ii) all covenants, obligations and conditions of this Agreement to be performed by BESC and Oncologix on or before such date have been so performed in all material respects.

     (c)  Satisfactory Form of Legal Matters.
          The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to JDA.

     (d)  Legal Opinion.
          JDA shall have received a legal opinion from counsel to BESC, substantially in the form of Exhibit 7.3(d) hereto.

     (e)  No Material Adverse Changes.
          There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material Adverse Effect on BESC.

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

     (f)  License Modification.
          The Master License Agreement between JDA and the University of Maryland, Baltimore, dated September 16, 2003 shall have been duly modified to the satisfaction of BESC.

7.4 Additional Conditions to the Obligations of BESC and Oncologix.

The obligations of BESC and Oncologix to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by BESC:

     (a)  Representations, Warranties and Covenants.
          The representations and warranties of JDA and the Principal Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and JDA shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

     (b)  Certificate of JDA.
          BESC shall have been provided with a certificate executed on behalf of JDA by its President and Chief Financial Officer to the effect that, as of the Effective Time:
               (i) all representations and warranties made by JDA under this Agreement are true and complete in all material respects; and
               (ii) all covenants, obligations and conditions of this Agreement to be performed by JDA on or before such date have been so performed in all material respects.

     (c)  Third Party Consents.
          All consents, waivers and approvals required from third parties relating to the contracts and agreements of JDA so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, JDA thereunder shall have been obtained.

     (d)  Certain Promissory Notes.
          Oncologix shall have received from each of the Principal Shareholders a promissory note in the form of the promissory note attached hereto as Exhibit 7.4(d).

     (e)  Satisfactory Form of Legal and Accounting Matters.
          The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to BESC's counsel.

     (f)  Legal Opinion.
          BESC shall have received a legal opinion from legal counsel to JDA in substantially the form of Exhibit 7.3(f) hereto.

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

     (g)  No Material Adverse Changes.
          There shall not have occurred any event, fact or condition which has had or reasonably would be expected to have a Material Adverse Effect on JDA.

     (h)  Employment Agreements.
          The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

     (i)  Accredited Investors.
          As of the Effective Time, there shall be no more than thirty-five (35) stockholders of JDA who are not "accredited investors," as that term is defined in Regulation D promulgated under the Securities Act.

             ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.1 Survival of Representations and Warranties.

All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for two (2). All covenants to be performed after the Effective Time shall continue for a period of five (5) years.


                            ARTICLE IX MISCELLANEOUS

9.1 Liability of Principal Shareholders.

Recovery against either or both of the Principal Shareholders for breach of their respective representations and warranties in this Agreement shall be limited to such number of their respective Escrow Shares or other assets held in the Escrow Account having a fair market value equal to the amount to be released from escrow in satisfaction of any claim for such breach; provided, however, that nothing herein shall limit any noncontractual remedy or recovery for breach of Sections 6.5 or 7.4 or the willful or grossly negligent making of any untrue statement of material fact, or the use in connection with this Agreement or the transactions contemplated hereby of any scheme, artifice or device to defraud, or any omission to make any statement necessary to make the statements made, under the circumstances in which they were made, not misleading.

9.2 Termination.

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) by mutual consent of JDA and BESC;

     (b) by BESC if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of JDA and such breach has not been cured within fifteen (15) days after notice to JDA.

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

     (c) by JDA if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of BESC or Oncologix and such breach has not been cured within 15 days after notice to BESC;

     (d) by any party hereto if: (i) the Closing has not occurred by July 31, 2006; (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or
     (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (A) prohibit BESC's or JDA's ownership or operation of all or a material portion of the business of JDA, or compel BESC or JDA to dispose of or hold separate all or a material portion of the business or assets of JDA or BESC as a result of the Merger or (B) render BESC, Oncologix or JDA unable to consummate the Merger, except for any waiting period provisions.

Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

9.3 Effect of Termination.

In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of BESC, Oncologix or JDA or their respective officers, directors or stockholders, except if such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

9.4 Amendment.

This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the stockholders of those parties required by applicable law to so approve but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of a party without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.5 Extension; Waiver.

At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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

9.6 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To BESC and Oncologix               Bestnet Communications Corp.
                                    Oncologix Corporation
                                    2850 Thornhills Ave SE, Suite 104
                                    Grand Rapids, Michigan 49546

With a Copy to:                     Stephen T. Meadow, Esq.
                                    Firetag, Stoss & Dowdell, P.C.
                                    1747 E. Morten Avenue, Suite 107
                                    Phoenix, AZ  85020

To Principal Stockholders:          Jeff Franco
                                    6501 Autumn Wind Circle
                                    Clarksville, MD  21029

                                    Andrew S. Kennedy
                                    307 Devonhall Lane
                                    Cary, NC  27511

To JDA:                             JDA Medical Technologies, Inc.
                                    6501 Autumn Wind Circle
                                    Clarksville, MD  21029

With a Copy to:                     Bruce H. Jurist, Esq.
                                    Hodes, Ulman, Pessin & Katz, P.A.
                                    901 Dulaney Valley Road, Suite 400
                                    Towson, Maryland 21204

To Executive Stockholders:          Adam Lowe
                                    1251 Bridgewater Walk
                                    Snellville, GA  30078

                                    Andrew Green
                                    3230 Munsey Court
                                    Cumming, GA  30041

To Escrow Agent:                    Hodes, Ulman, Pessin & Katz, P.A.
                                    901 Dulaney Valley Road, Suite 400
                                    Towson, Maryland 21204
                                    Attn: Bruce H. Jurist, Esq.

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9.7 Interpretation.

When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8 Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.9 Entire Agreement.

This Agreement and the documents and instruments and other agreements among the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise agreed in writing.

9.10 Governing Law.

This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Arizona. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Arizona.

9.11 Attorneys' Fees.

Subject to the provisions of Section 9.10 which shall govern the awarding of attorneys' fees in any arbitration conducted pursuant to Section 9.10, if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

9.12 Disputes.

Any dispute, disagreement, claim or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement ("Dispute") shall be subject to the negotiation, mediation and arbitration provisions contained herein. Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any legal proceedings or any other

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

dispute resolution procedure. If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure. If a Dispute cannot be settled through mediation, the Dispute shall be finally settled by arbitration to be held in Phoenix, Arizona, under the Rules of Commercial Arbitration of the American Arbitration Association by a panel of three (3) arbitrators qualified to consider the matter in dispute. The arbitrators may grant injunctions or other relief in such dispute or controversy. The decision of a majority of the arbitrators shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrators to be entered in any court of competent jurisdiction. Any party may initiate a mediation or an arbitration by providing written notice of the mediation or arbitration, as the case may be (the "Dispute Notice"), to the other parties, which Dispute Notice shall state the name of initiating party, briefly state the matter to be mediated or arbitrated, and, if applicable, name a person whom such party has nominated to act as mediator. If, within thirty (30) days after the date of the Dispute Notice, the parties have not agreed among themselves as to the identity of the mediator, then any party may immediately refer this matter for resolution by the American Arbitration Association. The parties shall each pay their pro rata share (according to the number of parties involved in the Dispute) of the costs, deposits and expenses of the mediator. The party initiating the arbitration shall pay the costs, deposits and expenses of such arbitration and the prevailing party shall be awarded its attorneys' fees and expenses in addition to all other relief awarded by the arbitrators, provided that if the arbitrators determine that a party has initiated an arbitration without a reasonable basis for doing so, then the arbitrators shall assess against that party all costs relating to the arbitration, including the attorneys' fees and expenses of the other parties.

9.13 Rules of Construction.

The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.





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



IN WITNESS WHEREOF, BESC, Oncologix, JDA, the Principal Shareholders, the Executive Shareholders and the Escrow Agent (with respect to the Escrow Agent, as to matters set forth in Article II only) have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

BESTNET COMMUNICATIONS CORP.

BY:  ______________________________
ITS:  _____________________________


 ONCOLOGIX CORPORATION

BY:  ______________________________
ITS:  _____________________________


JDA MEDICAL TECHNOLOGIES, INC.

BY:  ______________________________
ITS:  _____________________________


THE PRINCIPAL SHAREHOLDERS:


BY: _______________________________
    JEFF FRANCO

BY: _______________________________
    ANDREW S. KENNEDY, MD


THE EXECUTIVE SHAREHOLDERS:


BY:  ______________________________
     ANDREW GREEN

BY:  ______________________________
     ADAM LOWE

ESCROW AGENT:
HODES, ULMAN, PESSIN & KATZ, P.A.

BY:  ______________________________
     BRUCE H. JURIST, ESQ.
ITS:  MEMBER

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